Exhibit 3.29

ARTICLES OF ORGANIZATION

FOR

FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I – Name:

The name of the Limited Liability Company is: (Must end with the words “Limited Liability Company, “L.L.C.,” or “LLC”)

Concurrent Group LLC

ARTICLE II – Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

7035-G SW 47 Street

Miami, FL 33155

ARTICLE III –Registered Agent, Registered Office:

The name and the Florida street address of the registered agent are: (The Limited Liability Company cannot Salle as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

Natacha Munilla Bastian

7035-G SW 47 Street
Miami, FL 33155

ARTICLE IV –

The name and title of each person authorized to manage and control the Limited Liability Company:

Natacha Munilla Bastian - Managing Member

Fernando Munilla - Managing Member

Required Signatures:

/s/ Natacha Munilla Bastian

Signature of a mem or an authorized representative of a member.

In accordance with section 605.0203 (1) (b), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.

I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Natacha Munilla Bastian

Typed or printed name of signee

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 605, F.S..

/s/ Natacha Munilla Bastian

Registered Agent's Signature (REQUIRED)

Articles of Amendment to LLC Articles of Organization of

Concurrent Group LLC

The Articles of Organization for this Limited Liability Company were filed on 6/7/17 and assigned Florida document number L17000124582.

This amendment is submitted to amend the following:

Remove Natacha Munilla Bastian as Registered Agent and replace with NFM Investments 1 LLC as Registered Agent and Managing member

Remove: Fernando Munilla as (MGRM)

These articles of amendment were adopted on 6/8/17

Dated 6/8/17

/s/ Natacha Munilla Bastian

Signature of a member or authorized representative of a member

Natacha Munilla Bastian

Typed or printed name of signee

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

/s/ Natacha Munilla Bastian

Signature of New Registered Agent, if changing

Articles of Amendment of LLC Articles of Organization of

Concurrent Group LLC

The Articles of Organization for this Limited Liability Company were filed on 6/7/17 and assigned Florida document number L17000124582.

This amendment is Submitted to amend the following:

Add NFM Investments 1 LLC, Natacha Munilla Bastian. Fernando Munilla as managing members.

Add Steve Sarno, Danny Himes and Glenn Shaffren as members.

These articles of amendment were adopted on 9/14/17

Dated 9/14/17

/s/ Natacha Munilla Bastian

Signature of a member or authorized representative of a member

Natacha Munilla Bastian

Typed or printed name of signee

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Articles of Amendment to LLC Articles of Organization of

Concurrent Group LLC

The Articles of Organization for this Limited Liability Company were filed on 6/7/17 and assigned Florida document number L17000124582.

This amendment is submitted to amend the following:

Remove: Steve Sarno, Danny Himes and Glenn Shaffren as member.

These articles of amendment were adopted on 9/25/17

Dated 9/25/17

/s/ Natacha Munilla Bastian

Signature of 4 member or authorized representative of a member

Natacha Munilla Bastian

Typed or printed name of signee

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

Articles of Amendment of LLC Articles of Organization of

Concurrent Group LLC

The Articles of Organization for this Limited Liability Company were filed on 12/19/17 and assigned Florida document number L17000124582.

This amendment is submitted to amend the following:

Remove: NFM Investments 1 LLC as member, ADD: Natacha Munilla Bastian & Fernando Munilla as (AMBR)

These articles of amendment were adopted on 12/19/17

Dated 12/19/17

/s/ Natacha Munilla Bastian

Signature of a member or authorized representative of a member

Natacha Munilla Bastian

Typed or printed name of signee

New Registered Agent's Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

Signature of New Registered Agent, if changing

ARTICLES OF AMENDMENT

TO ARTICLES OF ORGANIZATION OF

CONCURRENT GROUP LLC

The Articles of Organization of Concurrent Group LLC (the “Limited Liability Company”) were filed with the Secretary of State of Florida on June 7, 2017, and assigned Florida Document Number L17000124582.

This amendment is submitted to amend Articles II and IV of the Articles of Organization and to add Article V to read as follows:

ARTICLE II

The mailing address and street address of the principal office of the Limited Liability Company is as follows: 475 Sentry Parkway E, Suite 200, Blue Bell, PA 19422.

ARTICLE IV

The Limited Liability Company shall be manager-managed. The manager of the Limited Liability Company and his address is as follows:

Christopher S. Hisey

475 Sentry Parkway E, Suite 200

Blue Bell, PA 19422

ARTICLE V

The name and address of the sole member of the Limited Liability Company is as follows:

Qualtek Midco, LLC

475 Sentry Parkway E, Suite 200

Blue Bell, PA 19422

Date: September 1, 2021	Qualtek Midco, LLC, Sole Member
By: Qualtek LLC Sole Member

	By:	/s/ Christopher S. Hisey
Name: Christopher S. Hisey
Title: Chief Executive Officer